QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

        FOR IMMEDIATE RELEASE

Yahoo! Reports First Quarter 2003 Financial Results

Company Posts First Quarter Revenues of $283 Million, a 47% year-over-
year increase; EPS of $0.08

SUNNYVALE, Calif.—April 9, 2003—Yahoo! Inc. (Nasdaq: YHOO) today reported results for the first quarter ended March 31, 2003. Net revenues for the first quarter totaled $282.9 million, a 47 percent increase over the $192.7 million reported in the same period in 2002. Net income for the first quarter of 2003 was $0.08 per diluted share, compared to a net loss of $0.09 per diluted share for same period of 2002.

"The path of steady execution and growth we established last year continues into 2003 with particular emphasis on product quality, innovation and client service," said Terry Semel, chairman and CEO, Yahoo! Inc. "Our results this quarter reflect the strong performance of our marketing services businesses, as well as continued success in providing fee-based services to both individual consumers and businesses. We intend to maintain our focus on providing the best experience on the Web, which we believe will lead to increased user engagement and ultimately greater success for our company."

Business Outlook

"Steadfast focus on our financial mission to maximize long-term free cash flow has resulted in great progress on our key financial benchmarks of revenue per user and revenue per employee, as demonstrated by our first quarter results. We will continue to focus on these objectives in an effort to achieve strong and growing profitability and to drive sustainable long-term growth," said Susan Decker, chief financial officer, Yahoo! Inc. "Given the positive results we saw in the quarter and our current outlook for the remaining nine months, and including the expected contribution from the acquisition of Inktomi, we are upwardly revising our revenue and EBITDA outlook for the full year 2003. We are also introducing a full year free cash flow outlook." Please refer to the "Notes to Unaudited Condensed Consolidated Statements of Operations" attached to this press release for our business outlook.

First Quarter 2003 Financial Highlights

Revenues: In the first quarter of 2003, Yahoo! reported net revenues of $282.9 million, a 47 percent increase from the same period in 2002.

Marketing services revenues totaled $190.0 million, a 38 percent increase from the same period in 2002. This increase resulted from a combination of a strong increase in revenues from Yahoo!'s sponsored search services, as well as growth in the balance of Yahoo!'s global marketing services revenues.

Fees revenues totaled $63.7 million, a 61 percent increase compared to the same period in 2002. This increase was primarily driven by the growth in paying customers for Yahoo!'s premium services, including the new SBC Yahoo! DSL and Dial products, Yahoo! Personals, and our communications suite of premium services.

Listings revenues totaled $29.3 million, an 89 percent increase compared to the same period in 2002. This increase was driven primarily by the incremental contribution of revenue from HotJobs, which was acquired in February 2002.

Operating Income (Loss): Operating income for the first quarter of 2003 totaled $55.0 million, compared to an operating loss of $4.2 million in the same period of 2002. The substantial increase from operating loss to operating profit reflects strong growth in revenue and only a 16% increase in costs on a year over year basis. Operating income was 19% of total revenues in the first quarter of 2003 compared to an operating loss of 2% of revenues for the same period of 2002.

Depreciation and Amortization: Depreciation expense for the first quarter of 2003 was $23.3 million, a $3.8 million increase compared to the same period in 2002. The increase primarily resulted from the exercise of the purchase option of the synthetic lease for our headquarters and additional depreciation expense related to HotJobs, which was acquired in February 2002. Amortization expense for the first quarter of 2003 was $5.7 million, a $2.3 million increase from the same period in 2002, primarily as a result of the HotJobs acquisition.

EBITDA: Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter of 2003 was $84.1 million, a 348% increase compared to the $18.8 million reported in the same period of 2002. EBITDA margins were 30% of total revenues in the first quarter of 2003 compared to 10% in the same period of 2002. The increase in EBITDA reflects our strong revenue growth and the results of our ongoing cost discipline.

Net Income: Net income for the first quarter of 2003 was $46.7 million or $0.08 per diluted share, compared with income before the cumulative effect of accounting change of $10.5 million or $0.02 per diluted share for the same period of 2002. Net loss was $53.6 million or $0.09 per diluted share for the first quarter of 2002, including the charge of $64.1 million for the cumulative effect of the accounting change for the implementation of Statement of Financial Accounting Standard No. 142 ("SFAS 142"). SFAS 142, which the Company adopted January 1, 2002, requires companies to assess the goodwill recorded from previous acquisitions, and as necessary, record an impairment charge that does not affect cash or the Company's operations.

Quarterly Conference Call

Yahoo! will host a conference call to discuss first quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available for 48 hours following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 7011885.

About Yahoo!

Yahoo! Inc. is a leading provider of comprehensive online products and services to consumers and businesses worldwide. Yahoo! is the No. 1 Internet brand globally and the most trafficked Internet destination worldwide. Headquartered in Sunnyvale, Calif., Yahoo!'s global network includes 25 World properties and is available in 13 languages.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, decreases or delays in advertising spending; the actual increases in demand by customers for Yahoo!'s premium and enterprise services; acceptance of new products and services; general economic conditions; risks related to the integration of recent acquisitions; the ability to adjust to changes in personnel, including management changes; and the dependence on third parties for technology, services, content and distribution. All information set forth in this release and its attachments is as of April 9, 2003, and Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the three month period ended March 31, 2003, which will be filed with the SEC in the second quarter of 2003.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Net revenues	$282,948	$192,665
Costs and expenses:
Cost of revenues	43,132	37,821
Sales and marketing	113,688	96,146
Product development	36,684	32,781
General and administrative	28,720	26,670
Amortization of intangibles	5,747	3,422

Total costs and expenses	227,971	196,840

Income (loss) from operations	54,977	(4,175)
Other income, net (3)	22,259	22,669
Minority interests in operations of consolidated subsidiaries	(1,908)	212

Income before income taxes and cumulative effect of accounting change	75,328	18,706
Provision for income taxes	28,625	8,231

Income before cumulative effect of accounting change	46,703	10,475
Cumulative effect of accounting change	—	(64,120)

Net income (loss)	$46,703	$(53,645)

Net income (loss) per share—diluted:
Income before cumulative effect of accounting change	$0.08	$0.02
Cumulative effect of accounting change	—	(0.11)

Net income (loss) per share—diluted	$0.08	$(0.09)

Shares used in per share calculation—diluted (1)	615,788	610,020

(1)
Diluted net loss per share for the three months ended March 31, 2002 is computed excluding common share equivalents of 23,142 shares, as their effect is anti-dilutive.

Supplemental Financial Data (2)
Income (loss) from operations	$54,977	$(4,175)
EBITDA	$84,050	$18,780
Cash flow provided by operating activities	$98,628	$47,443
Free cash flow	$75,112	$38,294

(2)
In order to fully assess the Company's financial operating results, management believes that EBITDA, segment EBITDA and Free cash flow are appropriate measures of evaluating the operating and liquidity performance of the Company, because they reflect the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. However, these measures should be considered in addition to, not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

(3)
Other income, net for the first quarter of 2003 includes $1.6 million of net gains, comprised of $0.8 million of proceeds from the termination of a contract, $0.6 million of net investment gains and

  $0.2 million of net gains on disposal of assets. Other income, net for the first quarter of 2002 includes $0.6 million of net gains, including $2.5 million of proceeds from the termination of a contract, offset by $1.9 million of net losses on investments.

Yahoo! Inc.
Notes to Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts and percentages)

	Three Months Ended March 31,
	2003	2002
Net revenues for groups of similar services:
Marketing services	$189,965	$137,675
Fees	63,729	39,546
Listings	29,254	15,444

Total net revenues	$282,948	$192,665

Net revenues by segment:
United States	$238,546	$166,612
International	44,402	26,053

Total net revenues	$282,948	$192,665

EBITDA (1) reconciliation:
Reported income (loss) from operations	$54,977	$(4,175)
Depreciation and amortization	29,073	22,955

EBITDA	$84,050	$18,780

Margin percentage:
Reported income (loss) from operations margin percentage	19%	(2%)
EBITDA margin percentage	30%	10%
EBITDA by segment:
United States	$76,948	$26,829
International	7,102	(8,049)

Total EBITDA	$84,050	$18,780

EBITDA by segment reconciliation:
United States
Reported income from operations	$51,000	$6,729
Depreciation and amortization	25,948	20,100

EBITDA—United States	$76,948	$26,829

International
Reported income (loss) from operations	$3,977	$(10,904)
Depreciation and amortization	3,125	2,855

EBITDA—International	$7,102	$(8,049)

Free cash flow (2) reconciliation:
Cash flow from operating activities	$98,628	$47,443
Acquisition of property and equipment, net	(20,503)	(7,287)
Non-cash investment gains (losses) and other	(3,013)	(1,862)

Free cash flow	$75,112	$38,294

(1)
Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined as income (loss) from operations before depreciation and amortization.

(2)
Free cash flow is defined as cash flow from operating activities less capital expenditures and non-cash investment gains (losses) and other.

Yahoo! Inc.
Notes to Unaudited Condensed Consolidated Statements of Operations

Business Outlook

        The following business outlook is based on current information as of April 9, 2003. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the full business outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement; however, Yahoo! may update the full business outlook or any portion thereof at any time.

	Three months ending June 30, 2003	Twelve months ending December 31, 2003
Revenue outlook (in millions):	$295-$315	$1,220-$1,280
EBITDA (1) outlook reconciliation (in millions):
Income from operations	$53-$58	$220-$240
Depreciation and amortization	$32-$37	$130-$140

EBITDA	$85-$95	$350-$380

Free cash flow (2) outlook reconciliation (in millions):
Cash flow from operating activities		$380-$420
Acquisition of property and equipment, net		$(85-$100)
Non-cash investment gains (losses) and other		$0-$5

Free cash flow		$295-$325

(1)
Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined as income (loss) from operations before depreciation and amortization.

(2)
Free cash flow is defined as cash flow from operating activities less capital expenditures and non-cash investment gains (losses) and other.

Yahoo! Inc.
Unaudited Consolidated Summary Balance Sheet Data
(in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Cash, cash equivalents, and investments in marketable debt securities	$1,403,646	$1,534,038
Accounts receivable, net	134,190	113,612
Property and equipment, net	377,480	371,272
Goodwill	635,082	415,225
Intangible assets, net	139,992	96,252
Other assets	266,542	259,782

Total assets	$2,956,932	$2,790,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$329,252	$276,313
Deferred revenue	148,781	135,501
Long term liabilities	84,541	84,541

Total liabilities	562,574	496,355

Minority interests in consolidated subsidiaries	33,464	31,556
Stockholders' equity	2,360,894	2,262,270

	$2,956,932	$2,790,181

Yahoo! Inc.
Unaudited Consolidated Summary Cash Flow Data
(in thousands)

	Three Months Ended March 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$46,703	$(53,645)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,073	22,955
Tax benefits from stock options	21,057	6,804
Cumulative effect of accounting change	—	64,120
Earnings in equity interests	(9,729)	(4,300)
Minority interests in operations of consolidated subsidiaries	1,908	(212)
Other noncash items	3,587	7,483
Change in working capital	6,029	4,238

Net cash provided by operating activities	98,628	47,443

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(20,503)	(7,287)
Sales of equity securities	1,281	8,483
Acquisitions, net of cash acquired	(228,996)	(189,168)

Net cash used in investing activities	(248,218)	(187,972)

CASH FLOWS FROM FINANCING ACTIVITIES AND OTHER:
Proceeds from issuance of Capital Stock, net	23,567	15,694
Other	(4,369)	(13,210)

Net cash provided by financing activities and other	19,198	2,484

Net change in cash, cash equivalents, and investments in marketable debt securities	(130,392)	(138,045)
Cash, cash equivalents, and investments in marketable debt securities at beginning of period	1,534,038	1,471,993

Cash, cash equivalents, and investments in marketable debt securities at end of period	$1,403,646	$1,333,948

QuickLinks

  Exhibit 99.1
Yahoo! Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share amounts)
Yahoo! Inc. Notes to Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share amounts and percentages)
Yahoo! Inc. Notes to Unaudited Condensed Consolidated Statements of Operations
Yahoo! Inc. Unaudited Consolidated Summary Balance Sheet Data (in thousands)
Yahoo! Inc. Unaudited Consolidated Summary Cash Flow Data (in thousands)